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                                                                   EXHIBIT 16.3


September 26, 1997


Securities and Exchange Commission
450 5th Street, NW
Washington, DC 20549

Gentlemen:

We have read the statements made by PICO HOLDINGS, INC. (the Registrant) which we understand have been filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Registrant's Form 8-K/A report dated September 24, 1997 (copy attached).

We do not have a basis to either agree or disagree with the statements made by the Registrant in the above referenced Form 8-K/A.

Very truly yours,


By: /s/ Coopers & Lybrand, L.L.P.
    ----------------------------
    Coopers & Lybrand, L.L.P.